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                                                           EXHIBIT 23.1



                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of The William Carter Company of our report dated February 16, 1996 relating to the financial statements of The William Carter Company, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP


Price Waterhouse LLP
Stamford, Connecticut
April 7, 1997